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EXHIBIT 99.2

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

        I consent to the use of my name as a director nominee in the section entitled "Management of Newco Following the Merger" and such other related sections in the proxy statement/prospectus to be filed by New Athletics, Inc. as part of a registration statement on Form S-4 and any amendments or supplements thereto.

Dated: June 21, 2005

/s/ ROBERT R. ANDERSON Robert R. Anderson

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  EXHIBIT 99.2
CONSENT TO BE NAMED AS A DIRECTOR NOMINEE